UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2011

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code 520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

On September 7, 2011 we announced we entered into a letter agreement with Sagebrush Gold Ltd. to form a joint venture agreement. Under the terms of the letter agreement, all the uranium properties held by Sagebrush and Liberty Star will be transferred to a new corporation in exchange for shares of the new corporation. The letter agreement will terminate on December 31, 2011 if the reorganization is not complete unless extended by both parties.

Sagebrush has advanced $100,000 under the agreement and in return, Liberty Star has agreed to issue to Sagebrush 5,000,000 shares of our common stock and 2,500,000 warrants.

A copy of the letter agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

(d)                    Exhibits

10.1	Letter Agreement dated August 31, 2011 with Sagebrush Gold Ltd.

99.1	News Release dated September 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By: /s/ James Briscoe
James Briscoe
Chief Executive Officer and Director
Date: September 7, 2011